Exhibit 10.177

REVISED AND RESTATED MANAGEMENT AGREEMENT
(“Management Agreement”)

This Management Agreement is made effective for all purposes and in all respects as of the 30th day of September, 2006, by and between CENTURY RESORTS INTERNATIONAL LTD. (a Mauritius corporation 100% owned by Century Casinos, Inc.), CENTURY CASINOS, INC., a US, Delaware corporation (as guarantor), and FOCUS CASINO CONSULTING AG, a Swiss corporation.

CENTURY RESORTS INTERNATIONAL LTD. shall be referred to as “Company”,
CENTURY CASINOS, INC. shall be referred to as “Guarantor”, and
FOCUS CASINO CONSULTING AG shall be referred to as “Consultant”.

WITNESSETH THAT:

WHEREAS, Consultant has the right, and the human resources - inter alia through a contractual relationship with Mr. Peter Hoetzinger (Austrian citizen, born 05-05-1962) - available, to provide executive casino management services to the Company; and

WHEREAS, Mr. Peter Hoetzinger is presently providing certain services to Guarantor’s Austrian subsidiary Century Casinos Europe GmbH; and

WHEREAS, both the Company and the Consultant desire to set forth the terms and conditions of their agreements and understandings, and for their mutual benefit to extend the term of Consultant’s engagement hereunder;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:

1.    Term of Management Agreement.

The term of this Management Agreement shall commence on the day first above written and shall continue until December 31, 2011, and shall be automatically renewed for additional, successive periods of five (5) years each thereafter, unless sooner terminated in accordance with the relevant provisions of this Management Agreement.

2.	Duties of Consultant.

By entering into this Management Agreement, Consultant shall undertake and assume the responsibility of performing for and on behalf of the Company such duties as are usual, similar and customary to the position of a (Co) Chief Executive Officer. The duties of Consultant shall be performed through Consultant by a management team, of which Mr. Peter Hoetzinger has to be part of. Consultant shall plan, schedule and book all business travels at his discretion.

3.    Compensation / Management Fee.

As annual compensation for the services rendered by Consultant for the Company pursuant to this Management Agreement, Consultant shall be paid not less than the following base annual management fee, on a monthly basis, during the term hereof: $360,000 (three hundred and sixty thousand US dollars), plus annual increases and bonuses, and such other incentives, benefits, and compensation as may be awarded to him from time to time by the Compensation Committee of the Board of Directors of the Guarantor.

4.    Additional Benefits.

In addition to, and not in limitation of, the compensation referred to in Section 3, Consultant shall receive prompt reimbursement of all reasonable expenses incurred in connection with the performance of the duties for the Company, upon submission of receipts to the Company. Reasonable expenses shall include, but not be limited to, all out-of-pocket expenses for entertainment, travel (on the basis of business class and first class travel on domestic and international flights, respectively), meals and lodging (on a five-star hotel basis), automobile expenses (on the basis of executive/luxury class automobiles), communications and (home) office costs and the like incurred by the Consultant. Guarantor shall provide, throughout the term of this Management Agreement, including any extended terms (i.e. as referred to in 5.3(b)(2)) hereof, an internationally accepted corporate credit card for Consultants exclusive use.

5.    Termination.

5.1 Termination By Either Party Without Cause. At any time during the term hereof, or at the end of the term or any renewal term under Section 1 above, this Management Agreement may be terminated “without cause” by either the Company or the Consultant upon written notice to the other party.

(a)  Termination By Consultant. In the event of such termination “without cause” by Consultant, the Company shall have the option either (i) to accept Consultant’s resignation, effective immediately on receipt of such written notice; or (ii) to require Consultant to continue to perform his duties hereunder, for a period not to exceed six (6) months from the date of receipt of such written notice. In either event, Consultant shall be continued at the same compensation / management fee for a period of six (6) months from the date of written notice of termination. Such compensation shall be paid to the Consultant in six (6) equal, successive monthly payments, beginning on the 1st day of the month immediately following the date of written notice of termination.

   (b)  Termination By Company. In the event of such termination “without cause” by the Company, the provisions of Section 5.3(b) shall apply.

5.2 Termination By Company For Cause.

Notwithstanding any other provision hereof, the Company may terminate Consultant's engagement under this Management Agreement at any time for cause. The termination shall be effected by written notice thereof to the Consultant, which shall specify the exact cause for termination.

   For purposes hereof, the term "cause" shall mean the failure of Consultant, without good reason, within thirty (30) days after receipt by Consultant of written notice thereof from the Company, to start to correct, cease, or otherwise alter any specific action or omission to act that constitutes a willful and material breach of this Management Agreement resulting in material and substantial damage to the Company, or willful gross misconduct resulting in material and substantial damage to the Company.

Once such valid and uncontested termination for cause by the Company becomes effective, the Company has the right to terminate any compensation / management fee payments to Consultant and Consultant shall not receive any termination pay or benefits beyond such date.

5.3 Termination By Consultant For Cause.

(a) Notwithstanding any other provision hereof, Consultant may terminate his engagement with Company under this Management Agreement at any time for cause, upon written notice thereof to the Company specifying the cause for Consultant’s termination.

For purposes hereof, the term "for cause" shall mean:

(i) the failure of the Company for any reason, within thirty (30) days after receipt by the Company of written notice from Consultant, to correct, cease, or otherwise alter any material adverse change in the conditions of Consultant's engagement, including, but not limited to any change in Consultant's duties (such as, but not limited to another person or consulting company assuming the same or similar title, position or duties, or the Consultant’s primary duties being assigned to be performed by the Consultant in a country other than the country of primary residence of the Consultant's management team, including Mr. Peter Hoetzinger), unless Consultant consents in advance and in writing to such change; or

(ii) a “Change of Control” of the Company occurs, or has previously occurred at any time during Consultant’s engagement hereunder.

“Change of Control” as used herein shall mean any of the following: (a) any person or entity (not affiliated with the Consultant or Mr. Peter Hoetzinger) becoming the beneficial owner of a majority of the Company’s then outstanding securities; (b) the triggering of the issuance of stock rights to Shareholders pursuant to the Company’s Stock Rights Agreement, as amended from time to time; (c) the replacement during any two calendar years of half or more of the existing Board of Directors of the Company;

(d) the replacement, or rejection (i.e. through a proxy fight), of one or more person(s), nominated to be Director(s) by the Company’s Board of Directors before any Change of Control; (e) Mr. Erwin Haitzmann is no longer Chairman and Co Chief Executive Officer of the Company, unless because of his death or permanent disability; (f) holders of the Company’s securities approve a merger, consolidation or liquidation of the Company.

(b) In the event of termination by the Consultant "for cause" hereunder:

(1) A lump sum cash benefit payment of three (3) times the Consultant’s then current annual compensation/management fee, plus three (3) times the Consultant’s average bonus for the last three years, shall be made to Consultant within 10 (ten) days of such written notice.

(2) Consultant may also, in addition to, and not in limitation of payments under Section 5.3(b)(1) hereunder, at his sole option, elect to serve as a consultant to Company (working out of the then current residence of Mr. Peter Hoetzinger) for an additional period of three (3) years at his then current compensation/management fee, his previous year’s bonus and current benefits. During such additional period of three (3) years, Consultant would be required to keep himself reasonably available to the Company to render advice or to provide services for no more than thirty (30) days per year.

5.4   Effective Date of Termination. Unless otherwise specified, the effective date of termination, as used in this Section 5, shall be the date on which (i) Consultant receives written notice of termination from the Company and such termination is not contested by Consultant, or, if contested by Consultant, such termination has been found legally correct and there are no further possibilities for Consultant to challenge such legal decision, or (ii) Consultant gives written notice of termination to the Company.

6.     Other Business Activities.

During the period of his engagement under this Management Agreement, the Consultant shall not be employed by or otherwise engage or be interested in any business other than the Company, with the following exceptions:

(a)  Consultant's investment or involvement in any business shall not be considered a violation of this Section, provided that such business is not in direct competition with the Company and the Consultant does not render substantial management or other personal services to such business;

   (b)  Consultant may consult with or for other businesses not in direct competition with the Company.

7.     Indemnification.

So long as Consultant is not found by a court of law to be guilty of a willful and material breach of this Management Agreement, or to be guilty of willful gross misconduct, Consultant shall be indemnified from and against any and all losses, liability, claims and expenses, damages, or causes of action, proceedings or investigations, or threats thereof (including reasonable attorney fees and expenses of counsel satisfactory to and approved by Consultant) incurred by Consultant, arising out of, in connection with, or based upon Consultant's services and the performance of his duties pursuant to this Management Agreement, or any other matter contemplated by this Management Agreement, whether or not resulting in any such liability; and Consultant shall be reimbursed by the Company as and when incurred for any reasonable legal or other expenses incurred by Consultant in connection with investigating or defending against any such loss, claim, damage, liability, action, proceeding, investigation or threat thereof, or producing evidence, producing documents or taking any other action in respect thereto (whether or not Consultant is a defendant in or target of such action, proceeding or investigation).

8.     Burden and Benefit.

Unless the express provisions of a particular section of this Management Agreement state otherwise, or performance thereunder would be impossible, this Management Agreement shall be binding upon, and shall inure to the benefit of, Company, Guarantor and Consultant, and their respective heirs, personal and legal representatives, successors, and assigns. It shall also be expressly binding upon and inure to the benefit of any person or entity assuming the Company and/or the Guarantor, by merger, acquisition, consolidation, purchase of assets or stock, or otherwise.

9.     Governing Law.

It is understood and agreed that the construction and interpretation of this Management Agreement shall at all times and in all respects be governed by the laws of the State of Delaware. The Company agrees to cover all costs, including legal, arising in connection with drafting and implementing this Management Agreement, both for the Company and for Consultant.

10.   Severability.

The provisions of this Management Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Management Agreement shall not affect the validity and enforceability of the other provisions.

11.   Notice.

Any notice required to be given hereunder shall be sufficient if it is in writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, to the following respective addresses, which may hereafter be changed by written notice to the other party:

Company at 6th floor, Cathedral Square 1, Pope Hennessy Street, Port Louis, Mauritius;
Guarantor at 1263 A Lake Plaza Drive, Colorado Springs, CO 80906, USA;
Consultant at Focus Casino Consulting AG, c/o Hübner & Hübner, Schönbrunnerstrasse 222, 7th floor, Vienna 1120, Austria.

12.   Entire Agreement; Interpretation.

This Management Agreement contains the entire agreement and understanding by and between the Company and Consultant with respect to the engagement of Consultant. No change or modification of this Management Agreement shall be valid or binding unless it is in writing and signed by the party intended to be bound. No waiver of any provision of this Management Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Management Agreement at any time shall be deemed a waiver of any other provision of this Management Agreement at such time or at any other time. The Compensation Committee of Guarantor shall administer this Management Agreement, in good faith, and may make such administrative or ministerial adjustments hereto as may be reasonably required without requiring written Amendment, if Consultant agrees in advance and in writing, and the rights of the Consultant are not adversely affected thereby.

13.   Guarantee.

The Company and the Guarantor specifically consent to and agree as follows:
The Company will invoice Guarantor, and Guarantor will promptly compensate the Company, for that portion of services under this Management Agreement that have been/respectively will be performed by Consultant for the Company. Further, Guarantor guarantees to the Company and the Consultant that it will promptly reimburse and guarantee the performance of all requirements and obligations of the Company under this Management Agreement, in case the Company should not be able to promptly fulfill any of its obligations under this Management Agreement.

14.   Confidentiality.

Other than in the performance of his duties hereunder, Consultant agrees not to disclose, either during the term of his engagement by the Company or at any time thereafter, to any person, firm or corporation any confidential information concerning the business affairs, financial affairs, know-how, private documents, reports, plans, proposals, marketing and sales plans, or similar information of the Company. Any such documents, techniques, methods, processes or technologies used by the Company shall be considered confidential and a “trade secret” for the purposes of this Management Agreement.

15.   Counterparts.

This Management Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

  IN WITNESS WHEREOF, the Company, Guarantor and Consultant have duly executed  this Management Agreement as of the day and year first above written.

COMPANY:                              CONSULTANT:
Century Resorts International Ltd.,               Focus Casino Consulting AG,
a Mauritian corporation                      a Swiss corporation

By: /s/ Richard Arlove                By: /s/ Werner Stocker
       Member of the Board                         Chairman of the Board

By: /s/ Erwin Haitzmann
       Member of the Board

GUARANTOR:
Century Casinos, Inc.

By: /s/ Gottfried Schellmann
       Chairman of the Compensation Committee

By: /s/ Dinah Corbaci
       Member of the Compensation Committee